SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): May 2, 2002


THE TANTIVY GROUP, INC.
(Exact name of registrant as specified in its charter)



Nevada		   0-26755		   88-0417771

(State or other jurisdiction     (Commission File 	( IRS Employer
  of incorporation)		   Number)		Identification Number)

21436 North 20th Avenue, Unit 4, Phoenix, Arizona 85027

(Address of Principal Executive Offices)
(Zip Code)


(623) 773-3644

(Registrant's telephone number, including area code)











Exhibit Index:  Page __
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

	This Current Report contains forward-looking statements, including (without limitation) statements concerning possible or assumed future results of operations of Registrant and those preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," or similar expressions. For those statements, Registrant claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should understand that various events could cause those results to differ materially from those expressed in such forward-looking statements: materially adverse changes in economic conditions in the markets served by the companies; competition from others in the website development, eBusiness builder, venture technologist, Internet and IT markets and other industry segments; and other risks and uncertainties as may be detailed from time to time in Registrant's public announcements and SEC filings.

Item 2. Acquisition or disposition of Assets

On March 28, 2002, The Tantivy Group, Inc. ("Tantivy") signed a definitive merger agreement in which Tantivy was to acquire 100 % of the outstanding common stock of Neterprises, Inc., a Pennsylvania corporation ("Neterprises"), in a merger transaction pursuant to which Tantivy was to be the surviving entity. On April 30, 2002 we were notified that a majority of the Shareholders of Neterprises voted not to complete the merger transaction.


Item 5. Other Events.

On April 29, 2002 Tantivy and Neterprises executed an amendment to the Asset Purchase Agreement dated February 24, 2002 in which Neterprises agreed to purchase from Tantivy substantially all of Tantivy's technology assets. A Copy of the Asset Purchase agreement is attached as Exhibit 99.12 and a copy of the Amendment is attached as Exhibit 99.13.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired: Not applicable.


(b)	Pro Forma Financial Information: Not applicable.


(c) 	Exhibits

Exhibits


Exhibit No.		Description

99.12	Asset Purchase Agreement between The Tantivy Group, Inc. f.k.a Digital
Bridge Inc. and Neterprises, Inc.
99.13	Amendment to the Asset Purchase Agreement between The Tantivy Group,
Inc. f.k.a Digital Bridge Inc. and Neterprises, Inc.





Exhibit Index

Exhibit No.		Description

99.12	Asset Purchase Agreement between The Tantivy Group, Inc. f.k.a Digital
Bridge Inc. and Neterprises, Inc.
99.13 Amendment to the Asset Purchase Agreement between The Tantivy Group, Inc. f.k.a Digital Bridge Inc. and Neterprises, Inc.





SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  May 2, 2002

					THE TANTIVY GROUP, INC.

					By:   s/s Scott M. Manson
					_____________________
					Scott M. Manson, President


Exhibit 99.12

ASSET PURCHASE AGREEMENT

	THIS ASSET PURCHASE AGREEMENT dated as of February 24 2002, is made by and among Digital Bridge, Inc. ("Seller"), a Nevada corporation located at 21436 North 20th Avenue, Suite 4, Phoenix, Arizona 85027, and Neterprises, Inc. ("Buyer"). Buyer and Seller are sometimes referred to herein collectively as the "Parties."

RECITALS

	WHEREAS, Seller is engaged in various Internet technology development enterprises, and has, during the course of such activity, developed and accumulated certain technological properties of both a tangible and intangible nature (the "Assets"), as specifically identified and listed in Exhibit "A" attached hereto and by this reference incorporated herein;

	WHEREAS, Seller desires to sell, convey, transfer, assign and deliver all of Seller's right, title and interest in and to Seller's Assets to Buyer; and

	WHEREAS, Buyer desires to acquire such Assets from the Seller, all in accordance with the terms and conditions of this Agreement.

	NOW, THEREFORE, in consideration of the foregoing premises, and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

SECTION ONE:     DEFINED TERMS

1.1	Defined Terms:  As used in this Agreement, and unless the context otherwise requires, capitalized terms shall have the meanings set forth below.

(a)	"Action" shall mean any action, suit, or legal, administrative or arbitral proceeding by or before any Governmental Authority.

(b)	"Agreement" shall mean this Agreement and all Schedules and Exhibits hereto, as the same may from time to time be amended.

(c)	"Closing" shall have the meaning set forth in Section 3.1.

(d)	"Closing Date" shall mean the date on which the Closing actually takes place.

(e)	"Common Stock" shall mean Buyer's common stock, par value $_____ per share.

(f)	 "Consent" shall mean any consent, approval or authorization of, notice to, or designation, registration, declaration or filing with, any Person.

(g)	"Contracts" shall mean those certain Internet Hosting Agreements relating to the Assets to be assigned to the Buyer pursuant to this Agreement, as set forth and listed on Exhibit "B" attached hereto and by this reference incorporated herein.

(h)	"Governmental Authority" shall mean any federal, state, local or foreign government or any subdivision, agency, instrumentality, authority, department, commission, board or bureau thereof or any federal, state, local or foreign court or tribunal.

(i)	"Intellectual Property" shall mean: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all rights to research and development, all innovations, all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (c) all copyrightable works (including, but not limited to, training materials and instruction manuals), all copyrights, and all applications, registrations, and renewals in connection therewith; (d) all mask works and all applications, registrations, and renewals in connection therewith; (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulae, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (f) all computer software (including data and related documentation); (g) all other proprietary rights relative to any of the foregoing; and (h) all copies and tangible embodiments thereof (in whatever form or medium).

(j)	"Lien" shall mean any mortgage, pledge, hypothecation, lien, security interest, financing statement, charge or other similar encumbrance.

(k)	"Order" shall mean any judgment, award, order, writ, injunction or decree issued by any Governmental Authority or by any arbitrator.

(l)	"Permits" shall mean all permits, licenses, approvals, franchises, notices, certifications or other authorizations or consents issued by any Governmental Authority.

(m)	"Person" shall mean any individual, partnership, joint venture, association, limited liability company, corporation, trust, unincorporated organization, Governmental Authority, or other entity.


SECTION 2.     PURCHASE AND SALE OF ASSETS

2.1	Assets to be Purchased by Buyer.  Upon the terms and conditions of this
Agreement, at the Closing, Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to those Assets set forth and listed on Exhibit "A" attached hereto and by this reference incorporated herein. (the "Assets").

2.2	Assignment of Contracts:  Upon the terms and conditions of this
Agreement, at the Closing, Seller shall assign all of Seller's rights, duties, and obligations associated with the Contracts set forth and listed on Exhibit "B" attached hereto and by this reference incorporated herein, and Buyer shall assume all of the rights, duties, and obligations associated therewith.

2.3	Excluded Assets and Contracts.  All additional assets or contracts of the Seller not listed on Exhibits "A" and "B" are and shall remain the property of Seller and shall not be included in the Assets sold, transferred, assigned, conveyed and delivered to Buyer:

2.4	No Assumption of Liabilities.  It is understood and agreed that the
Seller shall retain any and all liabilities, of any nature and description, that may be associated with the Assets, and that Buyer shall not assume any liabilities or obligations of Seller under any circumstances. Notwithstanding the foregoing, Buyer shall assume any and all obligations of the Seller with respect to the Contracts.

2.5	Purchase Price.  In consideration of the sale, conveyance, transfer and assignment of the Assets, and in reliance upon the representations, warranties and undertakings herein made by and of Seller, Buyer shall (a) deliver to Seller at Closing (i) TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000.00), payable in the form of not less than 100,000 freely-trading shares of the Buyer's common stock, as determined by the average closing price of such stock for the ten (10) trading days prior to the Closing Date, issued to Seller in electronic format with no legends or restrictions, and deposited in an account to be designated by the Seller; and (ii) two hundred thousand (200,000) additional restricted shares of Seller's common stock, issued in certificate form with restrictive legend.

SECTION 3.     THE CLOSING

3.1	Time and Place of Closing.  Subject to the satisfaction or waiver of the conditions precedent set forth in Section 7, the closing of the purchase and sale referred to in Section 2 (the "Closing") shall take place no less than ten
(10) days following the first day in which Buyer's stock trades in the public equity markets, at the offices of the Seller located at 21436 North 20th Avenue, Suite 4, Phoenix, Arizona 85027, or at such other time, date or place as may be agreed upon by the Parties in writing. The Effective Date and time of the Closing shall be 12:01 a.m., Eastern Standard Time, on the Closing Date (the "Effective Date").

3.2	Deliveries at Closing.  At the Closing, to the extent the parties have not previously delivered the following items, Seller and Buyer shall deliver the following items to each other in a form satisfactory to each other:

(a)	Seller shall execute and deliver to Buyer such bills of sale, certificates of title, endorsements, assignments and other instruments of conveyance, in each case in such form as may be reasonably satisfactory to Buyer, as shall be sufficient to vest in Buyer good and marketable title to and deliver to Buyer each of the Assets, free and clear of all Liens and other encumbrances whatsoever; and

(b)	Buyer shall deliver to Seller the Purchase Price, in certificate form as set forth above. When so delivered, the Buyer's common stock shall be fully paid, non-assessable, and free of all liens and encumbrances.


SECTION 4.     REPRESENTATIONS AND WARRANTIES OF SELLER

4.1	Organization and Good Standing.  Seller is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada. Seller has full power and authority to own, operate and lease its properties and assets and to carry on its business as now being conducted.

4.2	Authorization. Seller has full power, authority and legal right to execute and deliver, and perform its obligations under, this Agreement and to consummate the transactions contemplated by this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed by Seller and constitutes a legal, valid and binding obligation of Seller, as the case may be, enforceable against Seller in accordance with its terms.

4.3	Compliance with Laws and Validity of Contemplated Transactions.  Seller is in compliance with all laws applicable to it or the operation, ownership and use of the Assets. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with or result in any violation of or constitute a default under any term of the Articles of Incorporation or Bylaws of Seller, (b) conflict with or result in any violation of or constitute a default under any Law or Contract which is applicable to Seller or by which Seller is bound or to which any of its properties or assets are subject, or (c) result in the creation or imposition of any Lien on any of the acquired Assets.

4.4	Title to and Condition of Acquired Assets and Property.  All items of personal property to be transferred hereunder are in satisfactory operating condition, normal wear and tear excepted. Seller has good, valid and marketable title to, or valid and enforceable leasehold interests in, as the case may be, all of the acquired Assets, free and clear of all Liens or other encumbrances or defects in title other than Permitted Encumbrances, and Seller has the complete and unrestricted power and unqualified right to sell, convey, assign, transfer and deliver the acquired Assets to Buyer and to vest in Buyer good title to the acquired Assets.

4.5	Consents. No Consent of or with any Governmental Authority or any third party is required to be obtained, satisfied or made pursuant to any Laws or Contracts by or with respect to Seller in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated by this Agreement.

4.6	Litigation.  There exists (a) no Action or investigation pending or, to the best of Seller's knowledge, threatened against any of the acquired Assets, or against Seller in any way related to the Assets, or against the transactions contemplated by this Agreement, or (b) to Seller's knowledge, no event, fact or circumstance which could reasonably be expected to give rise to any such Action or investigation, or (c) no outstanding Order of any Governmental Authority or arbitrator against Seller in any way related to the Business or affecting any of the acquired Assets.

4.7	Intellectual Property.   As to those Intellectual Property Assets being
transferred to Buyer pursuant to this Agreement, Seller owns (or possesses adequate and enforceable rights to use without payment of royalties) all Intellectual Property to be transferred to Seller as Assets, and such Intellectual Property will be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing. Each of Seller's employees has executed a confidentiality agreement with respect to Seller's Confidential Information.
(a)	There are no claims of patent, trade name, trademark, or copyright infringement, or of misappropriation or misuse of the trade secrets, know-how or confidential information of any Person, pending or threatened against Seller and relating to the Assets and there are no facts or circumstances which could reasonably be anticipated to result in any such claim. To Seller's knowledge, no Person is infringing any of Seller's rights to the Intellectual Property.

4.8	Disclosures.  Neither this Agreement nor any certificate, document, written statement or other instrument furnished to Buyer by or on behalf of Seller pursuant to this Agreement, contains any untrue statement of material fact or omits any material fact necessary in order to make the statements contained herein or therein not misleading. Any documents furnished to Buyer by or on behalf of Seller are, in all material respects, true, correct and complete copies thereof and there have been no amendments or modifications thereto except as otherwise set forth on such documents. To Seller's knowledge, Seller has disclosed to Buyer in writing any fact, occurrence, or circumstance that could reasonably be anticipated to have a material adverse effect on the acquired Assets.

4.9	Brokers.  No broker or finder has acted for Seller in connection with the transactions contemplated by this Agreement, and no broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way on agreements, understandings or arrangements with Seller.


SECTION 5.     REPRESENTATIONS AND WARRANTIES OF BUYER

5.1	Organization and Good Standing.  Buyer is a corporation duly formed, validly existing and in good standing under the laws of the State of Pennsylvania and has full power and authority and legal right to own, operate and lease its properties and assets and to carry on its business as now being conducted.

5.2	Authority.  Buyer has full power, authority and legal right to execute and deliver, and to perform its obligations under, this Agreement and to consummate the transactions contemplated by this Agreement, and has taken all necessary action to authorize the transactions contemplated hereby on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed by Buyer and constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

5.3	Compliance with Laws and Validity of Contemplated Transactions.  Neither
the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with or result in a breach of the Articles of Incorporation or Bylaws of Buyer, (b) conflict with or result in any violation of or constitute a default under any Law which is applicable to Buyer or by which Buyer is bound or to which any of its properties or assets are subject, or (c) result in the creation or imposition of any Lien upon or with respect to any material property now owned by Buyer.

5.4	Brokers.  No broker or finder has acted for Buyer in connection with the transactions contemplated by this Agreement, and no broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way on agreements, understandings or arrangements with Buyer.

5.5	Litigation.  There exists (a) no Action or investigation pending or, to the best of Buyer's knowledge, threatened against Buyer that may affect the transactions contemplated by this Agreement, or (b) to Seller's knowledge, no event, fact or circumstance which could reasonably be expected to give rise to any such Action or investigation, or (c) no outstanding Order of any Governmental Authority or arbitrator against Seller in any way related to or affecting the transactions contemplated by this Agreement.

5.6	Registration Rights:  The freely tradable stock to be issued to the
Seller by the Buyer as and for the Purchase Price has been fully registered by the Buyer for public sale, and is free of all legends, restrictions, liens, and encumbrances. The restricted stock to be issued to the Seller by the Buyer for the Purchase Price will be included in any subsequent registration statement filed by the Buyer pursuant to Section 6.5 of this Agreement.


SECTION 6.     ADDITIONAL DUTIES OF BUYER AND SELLER

6.1	Covenants of Seller.

(a)	Execution of Further Documents.  From and after the Closing, upon the reasonable request of Buyer, Seller shall, at its expense, execute, acknowledge and deliver all such further acts, deeds, bills of sale, endorsements, adjustments, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required to convey and transfer to and vest in Buyer and protect its right, title and interest in all of the acquired Assets, and as may otherwise be appropriate to carry out the transactions contemplated by this Agreement.

(b)	Confidentiality.  Seller acknowledges and agrees that by reason of its ownership of the acquired Assets, Seller's officers, directors, and employees have had access to and become informed of "Confidential Information" the disclosure of which would be harmful to the interests of Buyer as the owner and operator of the Assets after the Closing. As used in this Agreement, "Confidential Information" shall mean information related to the Assets (i) which derives economic value, actual or potential, from not being generally known to, or readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use, and (ii) which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. At or promptly after the Closing, Seller shall deliver to Buyer any Confidential Information which is in its possession, custody or control (excluding the normal business, accounting and tax records of Seller which may be retained by Seller).

6.2	Agreement Not to Compete:  Unless otherwise consented to in writing by
Buyer, Seller agrees that, for a period of three (3) years following the Closing Date, it will not, either directly or indirectly, on its own behalf or in the service or on behalf of others, engage in any Competing Business or provide managerial, supervisory, administrative, financial or consulting services or assistance to, or own a beneficial interest in, any Competing Business except for the ownership of less than five percent (5%) of a publicly traded company. For the purposes of this Agreement, "Competing Business" shall mean any business that provides Internet technology development services, whether in a retail or wholesale capacity, and whether directly or through an electronic medium such as the Internet. In addition, Seller agrees that it will not utilize the technology assets licensed to Seller by Buyer pursuant to 6.4 of this Agreement in any manner that would be competitive to the business of the Buyer, as of the Closing Date.

6.3	Covenants of Buyer.

(a)	Employee Matters.  Buyer shall have the right (but not the obligation)
to offer employment from and after the Closing Date to certain employees of the Seller who are employed in the operation of the Assets on the Closing Date (the "Hired Employees") on such terms and conditions as Buyer may, in its sole discretion, determine.

(b)	Cooperation.  Buyer shall use all reasonable efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to cause all of the conditions to Seller's obligations under this Agreement within the direct or indirect control of Buyer to be satisfied prior to the Closing Date. Buyer shall not take any action or omit, to take any action, which would prevent the conditions to Seller's obligations under this Agreement to be satisfied prior to the Closing Date.

6.4	Technology License:  Buyer hereby grants to Seller, and Seller hereby accepts, a personal, non-assignable, non-transferable, non-exclusive, and indivisible license (the "License") to utilize all of the Intellectual Property Assets transferred to Buyer pursuant to this Agreement (the "Licensed Materials"), solely for Seller's own internal business purposes on Seller's computer server(s) at Seller's business location. The License granted herein shall commence immediately following the Closing, and shall continue in perpetuity (or for the longest period allowed by law). Upon termination of this License for any reason, all rights granted herein shall immediately revert to Buyer.

(b) 	Scope:  The License granted herein only confers upon Seller the right to utilize the Licensed Materials for its own internal business purposes on Seller's servers at Seller's Location. Under no circumstances shall Seller use any of the Licensed Materials in a manner that competes with the business of the Buyer. Any use of the Licensed Materials that falls outside the scope of this
License shall immediately terminate this License.   No license is granted under
this Agreement to use any other product or proprietary technology of Buyer.

6.5	Piggyback Registration Rights:  Buyer hereby grants to Seller
"piggyback" registration rights with respect to the restricted shares issued to Seller as the Purchase Price. If, at any time following the Closing the Buyer proposes to register a public offering of its Common Stock, the Seller shall promptly give written notice of such proposed Registration to the Buyer, and shall provide the Buyer with the right to request inclusion of any or all of Sellers restricted stock in connection with the proposed Registration.


SECTION 7.     CONDITIONS TO CLOSING

7.1	Conditions to Seller's Obligations.  The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller in writing):

(a)	Representations and Warranties of Buyer.  The representations and warranties of Buyer shall be true, correct and complete, in all material respects, except as affected by transactions expressly contemplated or permitted by this Agreement;

(b)	Covenants of Buyer.  Buyer shall have performed, in all material respects, all of its obligations and agreements and complied, in all material respects, with all of its covenants contained in this Agreement to be performed and complied with by Buyer prior to or at the Closing;

(c)	No Adverse Action.  No preliminary or permanent injunction or other
Order (including a temporary restraining Order) of any Governmental Authority which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect nor shall any Action seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking damages in connection therewith, be pending, nor shall any such Action be overtly threatened;

7.2	Conditions to Buyer's Obligations.  The obligations of Buyer to effect the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions (each of which may be waived by Buyer in writing):

(a)	Representations and Warranties of Seller.  The representations and warranties of Seller in this Agreement and the Schedules hereto shall be true, correct and complete, in all material respects, except as affected by transactions expressly contemplated or permitted by this Agreement;

(b)	Covenants of Seller.  Seller shall have performed, in all material respects, all of its obligations and agreements and complied, in all material respects, with all of its covenants contained in this Agreement to be performed and complied with by Seller prior to or at the Closing;

(c)	No Material Adverse Change.  There shall not have been any material adverse change in the acquired Assets since the date of the execution of the Letter of Intent;

(d)	No Adverse Action.  No preliminary or permanent injunction or other
Order (including a temporary restraining Order) of any Governmental Authority which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect, nor shall any Action seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking damages in connection therewith, be pending, nor shall any such Action be overtly threatened;

(e)	Completion of Due Diligence.  The Buyer shall have completed its legal business and financial due diligence with results satisfactory to it;


SECTION 8.     INDEMNIFICATION

8.1	Seller's Indemnification Obligations.  Seller shall indemnify, defend and hold harmless Buyer and its officers, directors, shareholders, partners, employees, agents, Affiliates, successors, and assigns (collectively with Buyer, the "Buyer Indemnitees") from and against, and shall reimburse the Buyer Indemnitees for, all suits, claims, demands, actions, causes of action, losses, costs, assessments, judgments, damages, or expenses (including, without limitation, any fines, penalties, punitive damages, and reasonable fees and disbursements of counsel and other expenses incurred investigating or defending any of the foregoing or enforcing this Agreement) (collectively, "Losses") imposed upon or incurred by any of the Buyer Indemnitees, directly or indirectly, and whether or not the result of any third party claim, resulting from or arising out of or with respect to (a) any inaccuracy in or breach of any of Seller's representations and warranties in this Agreement or in any Schedule or certificate delivered by Seller pursuant hereto (whether discovered before, during or after the Closing), or (c) any breach by Seller of its covenants and agreements in this Agreement.

8.2	Buyer's Indemnification Obligations.  Buyer shall indemnify, defend and hold harmless Seller and its officers, directors, shareholders, partners, employees, agents, Affiliates, successors and assigns (the "Seller Indemnitees") from and against, and shall reimburse the Seller Indemnitees for, all Losses imposed upon or incurred by any of the Seller Indemnitees, directly or indirectly, and whether or not the result of any third party claim, resulting from or arising out of or with respect to (a) the operation of the acquired Assets by Buyer after the Closing, (b) any inaccuracy in or breach of any of Buyer's representations and warranties in this Agreement or certificate delivered by Buyer pursuant hereto, or (c) any breach by Buyer of its covenants and agreements in this Agreement.


SECTION 9.     TERMINATION

9.1	Termination, Mutual Consent, Final Date.  Anything herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date (a) by mutual consent of Buyer and Seller, or (b) by any party, if the Closing does not occur on or before January 31, 2002.

9.2	Effects of Termination. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become null and void and of no further force and effect. Notwithstanding the foregoing, nothing in this Section 9 shall affect any liability any party may have for any inaccuracy or misrepresentation in any representation or breach of any warranty or covenant prior to such termination, which shall survive any such termination.


SECTION 10.     WARRANTY DISCLAIMER

10.1	No Warranty.  THE ASSETS TO BE TRANSFERRED TO BUYER PURSUANT TO THIS
AGREEMENT ARE PROVIDED ON AN "AS-IS" BASIS. SELLER OFFERS NO WARRANTIES IN CONNECTION WITH THE ASSETS, AND OFFERS NO ASSURANCE THAT THE ASSETS WILL FUNCTION AS DESCRIBED IN EXHIBIT "A", WITHOUT ERRORS. SELLER HEREBY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES WITH RESPECT TO THE ASSETS, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OF THIRD PARTY RIGHTS AND FITNESS FOR A PARTICULAR PURPOSE.


SECTION 11.     TAXES

11.1	Sales and Personal Property Taxes.  Any and all sales or use taxes assessed, measured or payable with respect to the operation of the Assets through the Closing Date shall be the sole responsibility of, and shall be paid in full by, Seller. Any and all personal property taxes assessed, measured or payable at any time through the Closing Date shall be the sole responsibility of, and shall be paid in full by, Seller.

11.2	Taxes and Expenses.  Buyer shall be responsible for and shall pay all transfer taxes, gross receipts, sales or use taxes, license and registration fees and expenses, if any, and all other taxes, fees or other charges of any Governmental Authority required to be paid (regardless of who has the obligation to collect such tax, fee or charge) as a result of the sale, assignment, conveyance and delivery of the acquired Assets to Buyer and the transactions contemplated by this Agreement. Each party shall pay any accounting, legal or similar expenses incurred by such party or to be incurred by it in negotiating, closing and carrying out this Agreement and the transactions contemplated hereby.


SECTION 12.     GENERAL PROVISIONS

12.1	Severability.  If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such Person or circumstance other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby and shall be enforceable to the fullest extent permitted by law, and in substitution for such invalid or unenforceable provision there shall be substituted a provision of similar import reflecting the original intent of the parties hereto to the extent permissible under Law.

12.2	No Waiver:  No delay or omission to exercise any right, power, or remedy accruing to a party on any breach or default of the other party under the terms of this Agreement shall impair any such right, power, or remedy of the non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence in such breach or default, or waiver of or acquiescence in any similar breach or default occurring later; nor shall any waiver of any single breach or default be considered a waiver of any other prior or subsequent breach or default.

12.3	Notices.  Any notice or other communication required or permitted to be given under the terms of this Agreement shall be mailed, telecopied or delivered to the other party at the address shown below and shall be effective and deemed received (i) if mailed, three (3) days after placement in the United States mail postage prepaid, by registered or certified mail, return receipt requested, (ii) if telecopied, when received; (iii) if via overnight mail, on the day delivered, or (iii) if personally delivered, when delivered to either Buyer or Seller at their respective addresses as set forth above.

12.4	Applicable Law.  This Agreement shall be governed and construed and interpreted in accordance with the internal substantive laws of the State of Arizona.

12.5	Publicity.  The Parties agree that no publicity release or announcement concerning the transactions contemplated hereby shall be issued by any party without the advance written consent of the others, except as such release or announcement may be required by Law, in which case the party making the release or announcement shall show such release or announcement in advance to the other Parties.

12.6	Assignment.  This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns. Notwithstanding the foregoing, this Agreement and the Parties' rights and obligations under this Agreement shall not be assigned by a party to another Person without the prior written consent of the other Parties; provided, however, that Buyer shall be entitled to assign its rights and benefits under this Agreement to any of its Affiliates or to any Person that acquires the Acquired Assets or the Business whether by means of any asset sale, merger or otherwise.

12.7	Entire Agreement.  This Agreement, together with the Schedules and
Exhibits attached hereto and the certificates delivered in connection herewith, embodies the entire agreement and understanding of the Parties hereto and supersedes any prior agreement or understanding between the Parties with respect to the subject matter of this Agreement. This Agreement cannot be amended or terminated orally, but only by a writing duly executed by the Parties.

12.8	Rules of Construction.  Unless the context otherwise requires: (a) "or"
is not exclusive; (b) words in the singular include the plural, and words in the plural include the singular; (c) "herein," "hereof," "hereto" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; (d) any gender used in this Agreement shall be deemed to include the neuter, masculine and feminine genders; and (e) any reference to an Article, Section, Schedule or Exhibit is a reference to a Section of this Agreement or a Schedule or Exhibit attached to this Agreement unless the context otherwise provides. Headings of the sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

12.9	Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

12.10	Equitable Relief.  The Parties to this Agreement agree that (a) if any party breaches this Agreement, the damage may be substantial, although difficult to ascertain, and money damages may not afford an adequate remedy, and (b) if any party is in breach of this Agreement, or threatens a breach of this Agreement, each of the other Parties shall be entitled, in addition to all other rights and remedies as may be provided by law, to specific performance, injunctive and other equitable relief to prevent or restrain a breach of this Agreement.

12.11	Interpretation.  Should any provision of this Agreement require judicial interpretation, mediation or arbitration, it is agreed that the court, mediator or arbitrator interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all Parties, directly or through their agents, have participated in the preparation hereof.

12.12	Bulk Sales Law.  Buyer waives compliance with any applicable "bulk sales law" or similar law by Seller, and Seller shall indemnify and hold Buyer harmless against any liability under any such law and any Losses resulting from non-compliance therewith or Seller's application of the proceeds of the transactions contemplated by this Agreement.

12.13	No Third Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

12.14	Securities Matters.  Seller expressly acknowledges and agrees that its investment in the Buyer's shares is a highly speculative investment and involves numerous risks, and Seller has taken full cognizance of and understand all of the risks related to the Shares. The Seller acknowledges that a specific risk is that the Shares may become worthless and the Seller may lose its entire investment in the Shares. The Seller also acknowledges that it has been given the opportunity and sufficient time to ask questions concerning Buyer and to request for review financial information concerning Buyer.

IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date first above written.

	DIGITAL BRIDGE, INC.			NETERPRISES, INC.


By:						By:

Name:						Name:

Title:						Title:

Date:						Date:




EXHIBIT "A"



ACQUIRED ASSETS

1.    Digital Bridge Remote Publishing System (RPS):
Description: Proprietary suite of Content Management tools, customizable for use by such varied entities as labor unions, restaurants, banks, insurance companies, and manufacturers, and allows quick and highly efficient Internet
publishing.   The technology is fully scalable to incorporate future
enhancements.
Technical Architecture: The RPS allows users with little or no HTML skills to create and maintain dynamic Web pages. The RPS was developed in-house with C++ to maximize efficiency. It uses a redundant data storage system to allow for content integrity and rapid retrieval. Its proprietary scripting language offers dynamic content placement and custom, on-the-fly SQL queries without programmer assistance. It includes an integrated search engine, which automatically indexes the content and uses a weighting algorithm for accurate search results. The RPS is password protected, utilizing 128bit encryption with several user permission levels to suit the needs of individual users.

2.  	The SMARTsystem (Scalable Management and Reciprocal Transfer)

Description: A powerful software application specifically designed to enable large businesses, educational institutions, franchises, and other geographically diverse organizations to manage internal communications, inventories, reports, funds transfers, and communications electronically through an easy to use online interface; in effect, a highly secure and customized intranet.

Technical Architecture: The SMARTsystem features 128 bit encryption, a highly robust firewall, and utilizes a hardened operating system that protects both the security of the system and the information it protects. The SMARTsystem enables Digital Bridge clientele to harness the power of technology to maximize efficiency in any organization.


3.    The Digital Bridge Ad Server

Description: A premier software solution designed for publishers and webmasters to assist in managing online advertising, defeating banner burnout, and capturing lost advertising revenue. The Digital Bridge Ad Server provides a low cost, easy maintenance, and centralized solution for online ad serving, management, reporting, and tracking services for web sites of all sizes.

The Digital Bridge Ad Server incorporates the following functions and features:
(1) Uploads and retains banners on the DB server; (2) Gathers statistics on user audience to help judge ad effectiveness; (3) Timed delivery: Campaign does not start or end until a specified date; (4) Banner priority and weighting design permits control over banner display frequency; (5) Click-through limiting; (6) Rich media delivery: HTML, Java, Flash, etc.; (6) Uploads images directly from a local hard drive; (7) Automatic graphic dimension recognition sizes up banners; (8) Quickly generates the html code to insert into html pages;
(9) Lists all previously uploaded graphics, their size, dimensions, and approximate download times; and (10) Global reporting provides statistics on all ads.

Technical Architecture: The Ad Server runs on a proprietary database designed specifically for the product based on clustering. It is a multithreaded application that can currently handle 3,000 impressions per server per minute (based on a single processor 450 at 64MB RAM) and is scalable to any number of servers. The reporting tools are based on in-house graphics routines for drawing 3D charts. This set of C/C++ classes are detailed in the technology portion of this document. The Web interface for the Ad Server is comprised of several common components (C++ Classes) that were developed in house. The Web interface stores all the information in a MySQL database. Other 3rd party software that we rely on include an ANSI C++ compiler, gd, libpng and libttf all of which are released under GNU General Public License.


4.  	Digital Bridge Site Monitor

Description: The Digital Bridge Site Monitor checks Web site connectivity to the Internet at pre-determined intervals, and monitors Web site performance from various points on the Internet from around the globe. The Site Monitor provides valuable capacity and resource monitoring for managed devices such as routers, hubs, switches, UNIX servers, NT servers, and cable modems. NOTE: Site Monitor is an unfinished product.

5.   Synergy N4

Description: Synergy N4 is a powerful Web site creation system that enables Digital Bridge clients to create fully functional e-commerce sites without any technological background or experience. Synergy incorporates the following key features:

Web Store Creation System (for Web Developers) Easily create high quality e-commerce transaction enabled sites.

Site Creation Wizard (for Portals) Allows visitors to build their own personal or e-commerce sites through a privately labeled interface.

Online Payment Processing (for e-commerce sites) Enable eCommerce sites to accept credit card and ACH payments using a certified payment gateway.

DGBI Shopping Cart and Commerce Engine (specific to N4 Content Controller)

N4 Product Catalog

N4 Bulletin Board

N4 Search Engine

Technical Architecture: Synergy was written in Perl and C++. It uses "spread" technology, which allows simultaneous redundant data storage across multiple hard drives.


6.  	CM Bridge

Description: CM Bridge is a wireless application operating on the Palm platform, and is meant for the construction management industry. The application allows for real-time monitoring of all ongoing construction activities on a
project, including scheduling and progress monitoring.   CM-Bridge is an easy to
use, efficient management tool that will save time, cut costs, and provide real-time information through Palm 7 or Palm 5 wireless devices, or through an Internet Browser. CM-Bridge offers four revolutionary utilities that will link on and off site management through our Palm interface:

Time Management Utility: Tracks employee work hours accurately and in real-time. Project Specification Utility: Eliminates heavy spec binders.
Material Request Utility: Save time and money when ordering extra materials.
	Activity Report Utility: Avoid outdated project reports and schedules.
NOTE:  CM Bridge is an unfinished product

7.   Additional Digital Bridge Technology Assets

Registration/Mail List Wizard (C++)

N4.1 to Provide Graphical Display of Content Controller

Checkout Pro 2.0 (N2Plus)

Unix/C++ Classes

Technical Infrastructure (Hosting)

    	a. Bandwidth, storage, processing

    	b. Security, redundancy, disaster recovery, business continuity


8.  	OTVnet Tradename, Trademarks, Service Marks, and Products:

Description: Any and all tradenames, trademarks, service marks, and other Intellectual Property assets utilized by OTVnet, Inc., a wholly-owned subsidiary of Seller, during the course of its business operations, as follows:

(a)	OTVnet name
(b)	OTVnet Web site and URL (www.otvnet.com)
(c)	OTVnet Content Controller (Digital Bridge Remove Publishing System)
(d)	OTVnet SmartUnion (Digital Bridge SMART System)
(e)	OTVnet UnionCentral
(f)	OTVnet BenefitsCentral
(g)	OTVnet FormsCentral
(h)	OTVnet Web Hosting customers (as set forth in Exhibit B)
(i)	OTVnet marketing materials and customer lists

	DIGITAL BRIDGE, INC.			NETERPRISES, INC.


By:						By:

Name:						Name:

Title:						Title:

Date:						Date:



EXHIBIT "B"



ACQUIRED CONTRACTS

Exhibit 99.13

AMENDMENT TO THE ASSET PURCHASE AGREEMENT

	THIS AMENDMENT TO THE ASSET PURCHASE AGREEMENT is dated as of April 29, 2002, is made by and among The Tantivy Group, Inc (formerly known as Digital Bridge, Inc.) ("Seller"), a Nevada corporation located at 21436 North 20th Avenue, Suite 4, Phoenix, Arizona 85027, and Neterprises, Inc., a Pennsylvania corporation located at 1500 Sycamore Road, Suite
	302, Montoursville, PA   17754, ("Buyer").  Buyer and Seller are
	sometimes referred to herein collectively as the "Parties."


RECITALS

	WHEREAS, On February 24, 2002, the Parties executed an Asset Purchase
	Agreement.

	WHEREAS, The Parties are desirous of amending certain terms relating to the Asset Purchase Agreement.

	NOW, THEREFORE, in consideration of the foregoing premises, and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree to Amend the Asset Purchase Agreement as follows:

SECTION  ONE:    DEFINED TERMS:

Delete -  1.1 (e) Common Stock


SECTION 2.     PURCHASE  AND SALE OF ASSETS

Amend 2.5 - Purchase Price, to reflect the following change in the purchase price of the Assets:

The Parties agree to amend the total Purchase Price of the Asset to TWO HUNDRED AND FORTY-FIVE THOUSAND DOLLARS ($245,000) and hereby acknowledge that this will be paid in cash only, and that the sale will have no share component, as previously contemplated. The Parties also acknowledge that as of the date of this agreement, the Buyer has delivered $35,000 to the Seller. It is agreed that upon the Parties signing this Amendment Agreement and a Mutual Release Agreement, the Buyer will wire transfer $10,000 to the account of the Seller.
It is further agreed, that the Buyer will make the following additional payments:
$60,000 on or before May 25, 2002
$70,000 on or before June 25, 2002
$70,000 on or before July 25, 2002.


SECTION 3.     THE CLOSING

Amend 3.1 Time and Place of Closing

3.3	Time and Place of Closing.  Subject to the satisfaction or waiver of the conditions precedent set forth in Section 7, the closing of the purchase and sale referred to in Section 2 (the "Closing") shall take place upon final payment of the Purchase Price, on or before July 31, 2002, at the offices of the Seller located at 21436 North 20th Avenue, Suite 4, Phoenix, Arizona 85027, or at such other time, date or place as may be agreed upon by the Parties in writing. The Effective Date and time of the Closing shall be 12:01 a.m., Eastern Standard Time, on the Closing Date (the "Effective Date").

3.2	Deliveries at Closing
Delete  - 3.2 (b)

Add 3.3   Use of Technology Prior to Closing

3.3	Use of the Technology Prior to Closing.  The Parties agree that the
Buyer will have complete access to the Assets as described in the Asset Purchase Agreement prior to Closing and that the Buyer has the right to generate revenue from the use of the Assets during this period. The Parties further agree that the Buyer will be entitled to keep 100% of said revenue generated, during this period. In the event of default, it is agreed that the Seller will be entitled to the return of technology, but not any of the revenue generated from use of the Assets. Further in the event of a default, Buyer will affirm to us that none of their clients are using, licensing or otherwise in possession of the technology.


SECTION 6.     ADDITIONAL DUTIES OF BUYER AND SELLER

Delete  6.5  Piggyback Registration Rights

SECTION 7.     CONDITIONS TO CLOSING

Amend 7.2 Conditions to Buyer's Obligations

(e) The Buyer has completed its legal business and financial due diligence with results satisfactory to it.


SECTION 9.     TERMINATION

Amend 9.1 Termination, Mutual Consent, Final Date as follows:

(b) by any party, if the Closing does not occur on or before July 25, 2002.


SECTION 12.     GENERAL PROVISIONS

Delete  12.14 Securities Matters


IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date first above written.

	THE TANTIVY GROUP, INC.		NETERPRISES, INC.


By:						By:

Name:						Name:

Title:						Title:

Date:						Date: